Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

by and among

XPENG INC.

and

THE SHAREHOLDERS

(as defined herein)

Dated as of August 20, 2020

- i -

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 20, 2020, is made and entered into by and among:

(1)

XPENG INC., a Cayman Islands exempted company with its registered office at the offices of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KYI-1002, the Cayman Islands (the “Company”);

(2)	each of the holders of Shares (as defined below) listed on Schedule A attached hereto (herein referred to individually as a “Shareholder” and collectively, as the “Shareholders”)

Each of the Company and the Shareholders shall be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Shareholders entered into a Fourth Amended and Restated Shareholders Agreement with the Company on June 28, 2020, as supplemented on August 5, 2020 (the “Shareholders Agreement”);

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and obligations hereinafter set forth, the Company hereby covenants and agrees with the other parties hereto as follows:

SECTION 1

DEFINITIONS AND INTERPRETATION

1.1 As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly Controls, is Controlled by, or is under common Control with such specified Person; provided that for purposes of this Agreement, none of the Group Companies shall be deemed to be an Affiliate of any Shareholder, and vice versa. With respect to any such Person who is a natural person, “Affiliate” of such Person shall also include such Person’s Family Members and trusts for bona fide estate planning purpose. For the avoidance of doubt and notwithstanding the foregoing, for purposes of this Agreement, Ant Group Co., Ltd. (蚂蚁科技集团股份有限公司) (a company organized under the Laws of the PRC) and its Affiliates shall be deemed Affiliates of Alibaba.

“Alibaba” means Taobao China Holding Limited.

“Applicable Securities Law” means (a) with respect to any offering of securities in the United States of America, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable law of any state of the United States of America, and (b) with respect to any offering of securities in any jurisdiction other than the United States of America, or any related act or omission in that jurisdiction, the applicable laws of that jurisdiction.

“Board” shall mean the board of directors of the Company.

“Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

“Control” means, as used with respect to any Person, the possession, directly or indirectly, of the power or authority, whether exercised or not, to direct or cause the direction of the business, management and policies of such Person, whether through the ownership of voting securities, as trustee, personal representative, executor, or by contract, credit arrangement or otherwise; provided that such power shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person, or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled by” and “under common Control with” shall have correlative meanings.

“Domestic Company” means Guangzhou Chengxing Zhidong Automobile Technology Co., Ltd. (广州橙行智动汽车科技有限公司), a limited liability company organized under the Laws of PRC with the unified social credit code 91440113327605503R.

“Equity Securities” means any Ordinary Share in the capital of the Company and any Ordinary Share Equivalents.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Family Member” means, with respect to any Person, any child, grandchild, parent, grandparent, spouse, sibling, mother-in-law, father-in-law, brother-in-law, sister-in-law, daughter-in-law or son-in-law of such Person, and shall include adoptive relationships of the same type.

“Group Companies” means the Company and all Persons Controlled by the Company, collectively, and each is herein referred to individually as a “Group Company”. For the avoidance of doubt, WFOE and Domestic Company are included in the Group Companies.

“Holders” means the holders of Registrable Securities who are also Parties to this Agreement from time to time, and their permitted transferees that become Parties to this Agreement from time to time.

“Ordinary Share Equivalents” means warrants, options and rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“Ordinary Shares” means any class or series of ordinary shares the Company may issue from time to time.

“Preferred Shares” shall mean the Series A Preferred Shares, Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series B Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, and Series C Preferred Shares, or any of them as the context permits.

“Qualified Public Offering” means the Qualified Public Offering as defined in the Shareholders Agreement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement, and the terms “Register” and “Registered” have meanings correlative with the foregoing.

“Requesting Holders” shall have the meaning ascribed to in Section 2.1 of this Agreement.

“Registration Expenses” shall mean expenses so described in Section 6 hereof.

“Registrable Shares” or “Registrable Securities” shall mean (i) any and all Ordinary Shares issuable or issued upon conversion of the Preferred Shares (the “Conversion Shares”) and (ii) any and all Ordinary Shares issued or issuable with respect to such Preferred Shares or Conversion Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, conversion, consolidation or other reorganization.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1 or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Restated Articles” means the Sixth Amended and Restated Memorandum and Articles of Association of the Company, as may be further amended, modified, supplemented or restated from time to time.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Selling Expenses” shall mean the underwriting discounts and commissions and share transfer taxes.

“Series A Preferred Shares” means the series A preferred shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Series A-1 Preferred Shares” means the series A-1 preferred shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Series A-2 Preferred Shares” means the series A-2 preferred shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Series B Preferred Shares” means the series B preferred shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Series B-1 Preferred Shares” means the series B-1 preferred shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Series B-2 Preferred Shares” means the series B-2 preferred shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Series C Preferred Shares” means the series C preferred shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Transfer” has the meaning set forth in the shareholders agreement entered into between the Company and the Shareholders on the date hereof.

“Underwritten Public Offering” shall mean a firm underwritten public offering of the Ordinary Shares in the United States that has been registered under the Securities Act, or a similar public offering of the Ordinary Shares in another jurisdiction, which results in the Ordinary Shares trading publicly on a recognized regional or national securities exchange.

“WFOE” means Guangdong Xiaopeng Motors Technology Co., Ltd. (广东小鹏汽车科技有限公司), a limited liability company organized under the Laws of PRC with the unified social credit code 91440101MA5CTGH317.

1.2 All references herein to “Forms” or “Rules” refer to the relevant Form or Rule, as the case may be, promulgated by the Commission.

1.3 Jurisdiction.

The terms of this Agreement are drafted primarily in contemplation of an offering of securities in the United States of America. The parties hereto recognize, however, the possibility that securities may be qualified or registered in a jurisdiction other than the United States of America for offering to the public or that the Company might effect an offering in the United States of America in the form of American Depositary Shares. Accordingly:

(a) It is their intention that, whenever this Agreement refers to a law, form, process or institution of the United States of America but the parties hereto wish to effectuate qualification or registration in a different jurisdiction, reference in this Agreement to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question; and

(b) It is agreed that the Company will not undertake any listing of American Depositary Shares or any other security derivative of the Company’s Ordinary Shares unless arrangements have been made reasonably satisfactory to a majority in interest of the Holders of then outstanding Registrable Securities to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

SECTION 2

REQUIRED REGISTRATION

2.1 At any time beginning after six (6) months following the completion of the Qualified Public Offering of the Company, Holders holding twenty-five percent (25%) or more of the Registrable Shares (each an “Initial Requesting Holder”) may, by written notice, request that the Company register under the Securities Act all or any portion of the Registrable Shares held by such Initial Requesting Holders for sale in the manner specified in such notice; provided that the reasonably anticipated aggregate offering price to the public of such Registrable Shares is no less than $5,000,000; and provided, however, that the Company shall not be obligated to register Registrable Shares pursuant to such request: (i) subject to Section 3.1 below, during the period beginning thirty (30) days prior to the Company’s good faith estimate of the date of the filing, and ending on a date ninety (90) days following the effective date, of a registration statement filed by the Company relating to an Underwritten Public Offering of the Company’s equity capital (other than a registration statement for the Company’s equity capital which does not give rise to incidental registration rights pursuant to Section 3.1 below), provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective; (ii) the Company then meets the eligibility requirements applicable to use the Form F-3 or Form S-3 in connection with such registration and is able to effect such requested registration pursuant to Section 4 hereof; or (iii) if external U.S. counsel to the Company of reputable standing opines to the Initial Requesting Holders within fifteen (15) days of the relevant request that the filing of such a registration statement would require the disclosure of material non-public information about the Company that the Company is not otherwise required to disclose, the disclosure of which could have a material adverse effect on the business or financial condition of the Company, in which event no such registration statement need be filed until the earlier of the lapse of sixty (60) days from the issuance of the opinion of counsel or such time as the information is no longer required to be disclosed, is not material or non-public, or its disclosure would not have a material adverse effect on the business or financial condition of the Company; provided, however, that the Company may not exercise its right under this clause more than twice in any twelve-month-period; and provided further that the Company shall not register any Equity Securities for the account of itself or any other stockholder during such period. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within one hundred eighty (180) days after the effective date of a registration statement filed by the Company covering an Underwritten Public Offering in which the holders of Registrable Shares shall have been entitled to join pursuant to this Section 2.1 or Section 3 hereof and in which they shall have effectively registered all Registrable Shares as to which registration shall have been so requested.

2.2 Promptly following receipt of any notice under Section 2.1, the Company shall immediately notify all other holders of Registrable Shares from whom notice has not been received and shall file and use its best efforts to have declared effective a registration statement under the Securities Act for the public sale, in accordance with the method of disposition specified in such notice from the Initial Requesting Holders, of the number of Registrable Shares specified in such notice (and in any notices received from other holders of Registrable Shares within twenty (20) days after the date of such notice from the Company) (each a “Requesting Holder”). If such method of disposition shall be an Underwritten Public Offering, the Company may designate the managing underwriter of such Underwritten Public Offering, subject to the approval of the Requesting Holders, which approval shall not be unreasonably withheld or delayed. The number of Registrable Shares to be included in such an underwriting may be reduced (pro rata among all Requesting Holders, under this Section 2, to participate in such registration) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein; provided, however, that the Company shall include in such underwriting, prior to the inclusion of any securities held by the management or by employees or directors of the Company (or any other securities that are not Registrable Shares), the number of Registrable Shares requested to be included which in the opinion of such managing underwriter will not adversely affect the marketing of the securities to be sold therein, pro rata among the respective holders thereof on the basis of the amount of Registrable Shares owned by each such holder. With respect to the preceding sentence, if the Company elects to reduce pro rata the amount of Registrable Shares proposed to be offered in the underwriting, for purposes of making any such reduction, each holder of Registrable Shares which is a partnership, together with the affiliates, partners, employees, retired partners and retired employees of such holder, the estates and family members of any such partners, employees, retired partners and retired employees and of their spouses, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “person”, and any pro rata reduction with respect to such “person” shall be based upon the aggregate number of Registrable Shares owned by all entities and individuals included as such “person,” as defined in this sentence (and the aggregate number so allocated to such “person” shall be allocated among the entities and individuals included in such “person” in such manner as such holder of Registrable Shares may reasonably determine). The Company shall be obligated to register Registrable Shares pursuant to requests made under this Section 2 on only two occasions; provided, however, that as to each such occasion such obligation shall be deemed satisfied only when a registration statement covering at least fifty percent (50%) of the Registrable Shares specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the Initial Requesting Holders, shall have become effective and, if such method of disposition is an Underwritten Public Offering, all such Registrable Shares shall have been sold pursuant thereto. Inclusion of Registrable Shares held by any Requesting Holders in a registration statement pursuant to this Section 2.2 shall be counted towards the threshold for fulfillment of the Company’s obligation to file registration statements under Section 2.

2.3 The Company shall be entitled to include in any registration statement referred to in this Section 2 for which the method of distribution is an Underwritten Public Offering, for sale in accordance with the method of disposition specified by the Initial Requesting Holders, Ordinary Shares to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Registrable Shares to be sold. Except as set forth in this Section 2.3, no securities shall be included in any registration statement referred to in this Section 2 without the prior written consent of the Requesting Holders. Except with respect to registration statements on Form S-8, the Company will not file with the Commission any other registration statement with respect to its Ordinary Shares, whether for its own account or that of other shareholders, from the date of receipt of a notice from Initial Requesting Holders pursuant to this Section 2 until the completion of the period of distribution of the registration contemplated thereby.

SECTION 3

PIGGYBACK REGISTRATIONS

3.1 Registration of the Company’s Securities

Subject to the terms of this Agreement, if the Company proposes to register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except as set forth in Section 3.4), the Company shall promptly give each Holder written notice of such registration and, upon the written request of any Holder given within fifteen (15) days after receipt of such notice, the Company shall use its reasonable best efforts to include in such registration any Registrable Securities thereby requested to be registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2 Right to Terminate Registration

The Company shall have the right to terminate or withdraw any registration initiated by it under Section 3.1 prior to the effectiveness of such registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.

3.3 Underwriting Requirements

(a) In connection with any Underwritten Public Offering involving the Company’s Equity Securities solely for cash, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwriting and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company. In the event the underwriters advise Holders seeking registration of Registrable Shares pursuant to this Section 3 in writing that the inclusion of all such Registrable Securities would adversely affect the Equity Securities to be underwritten, the underwriters may in the event the Underwritten Public Offering is the Company’s initial public offering, exclude all of the Registrable Securities.

(b) If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to such Holder’s good faith estimate of the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the registration.

3.4 Exempt Transactions

The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a registration by the Company (i) relating solely to the sale of securities to participants in a Company employees share incentive plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable); (iii) on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Shares; or (iv) relating to a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

SECTION 4

FORM F-3 REGISTRATION

If, at a time when Form S-3 or Form F-3 is available for registration, the Company shall receive from any holder of Registrable Shares a written request or requests that the Company effect a registration on Form S-3 or Form F-3 of any of such holder’s Registrable Shares, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Shares and, as soon as practicable, effect such registration and all such related qualifications and compliances as may be requested and as would permit or facilitate the sale and distribution of all Registrable Shares as are specified in such request and any written requests of other holders of Registrable Shares given within twenty (20) days after receipt of such notice. The Company shall not be required to file a registration statement under Form S-3 or Form F-3 if it would not be required to file a registration statement under Section 2 hereof pursuant to clause (iii) of the first sentence of Section 2.1. The Company shall have no obligation to effect a registration under this Section 4 unless the aggregate offering price of the securities requested to be sold pursuant to such registration is, in the good faith judgment of the Board, expected to be equal to or greater than US$5,000,000. The Company shall not be obligated to effect more than two F-3 registrations consecutively in any twelve-month period. Any registration under this Section 4 will not be counted as a registration under Section 2 above.

SECTION 5

REGISTRATION PROCEDURES

5.1 If and whenever the Company is required by the provisions of Section 2, Section 3 or Section 4 hereof to effect the registration of any Registrable Shares under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective (provided that before filing a registration statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Shares covered by such registration statement copies of all such documents and include any reasonable comments of such counsel in such document) for the period of the distribution contemplated thereby (determined as provided in Section 5.2);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 5.1(a) above and as to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendment or supplement thereto) and such other documents as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares covered by such registration statement;

(d) use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Registrable Shares or, in the case of an Underwritten Public Offering, the managing underwriter shall reasonably request and do any and all other acts and things which are reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection or (ii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

(e) immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of any seller, the Company will promptly prepare a supplement or amendment to such registration statement so that, as thereafter delivered to the purchasers of such Registrable Shares, such registration statement will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) use its best efforts to cause all such Registrable Shares to be listed on a recognized U.S. share exchange or traded on a U.S. inter-dealer quotation system and, if similar securities issued by the Company are already so listed, on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed or traded;

(g) provide a transfer agent and registrar for all such Registrable Shares not later than the printing of any preliminary prospectus;

(h) assist any underwriter or seller participating in such registration and public offering in its marketing efforts with prospective investors by causing the Company’s officers, directors and employees to participate in marketing efforts, including “roadshow” presentations in various major national and international centers, in connection with any public offering;

(i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission or any other applicable regulatory authority, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related public offering document or suspending the qualification of any Registrable Securities included in such registration statement or public offering document for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order and the Company shall notify holders of the Registrable Shares promptly and without any delay; and

(k) use its best efforts to cause such Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as would ordinarily be necessary to enable the sellers thereof to consummate the disposition of such Registrable Shares.

5.2 For purposes of Sections 5.1(a) and (b) above and of Section 2.3 hereof, the period of distribution of Registrable Shares in an Underwritten Public Offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Shares in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Shares covered thereby or six months after the effective date thereof.

5.3 In connection with each registration hereunder, the selling holders of Registrable Shares will only be required to furnish to the Company such information with respect to themselves and the proposed distribution by them as shall be necessary in order to assure compliance with United States and applicable state securities laws.

5.4 In connection with each registration pursuant to Section 2 and Section 3 hereof covering an Underwritten Public Offering, the Company agrees to enter into such customary agreements (including underwriting agreements) as the managing underwriter selected in the manner herein provided may request in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company’s size and investment stature, provided that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof.

5.5 Any Holder and their permitted transferees, receiving any written notice from the Company regarding the Company’s plans to file a registration statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement; provided, however, that such Holder may disclose such notice in its reasonable discretion for the purpose of seeking additional insurance coverage for such Holder’s directors and officers and for purposes of fund reporting or inter-fund reporting or to its fund manager, other funds managed by its fund manager or their respective affiliates, advisers, consultants, auditors, directors, officers, employees, shareholders, investors or insurers.

SECTION 6

EXPENSES

All expenses incurred in complying with Section 2, Section 3, Section 4 and Section 5 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities and blue sky laws, fees and expenses in connection with any listing of the Ordinary Shares on a securities exchange or inter-dealer quotation system, printing expenses, fees and disbursements of counsel and independent public accountants for the Company and the fees and disbursements of the underwriters, fees of the United States Financial Industry Regulatory Authority (FINRA), transfer taxes, fees of transfer agents and registrars and costs of insurance and the reasonable fees and expenses of one counsel for the sellers of Registrable Shares, but excluding any Selling Expenses, are herein called “Registration Expenses”. The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 2, Section 3, Section 4 or Section 5 hereof, provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2; provided, further, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses. All Selling Expenses incurred in connection with any sale of Registrable Shares by any participating seller shall be borne by such participating seller, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

SECTION 7

INDEMNIFICATION

7.1 In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to Section 2, Section 3 or Section 4 hereof, the Company will indemnify and hold harmless each seller of such Registrable Shares thereunder and their respective officers, directors, shareholders, accountants and legal counsel and each other person, if any, who controls such seller within the meaning of the Securities Act, against any and all losses, claims, damages, expenses or liabilities, joint or several, to which such person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act pursuant to Section 2, Section 3 or Section 4, any preliminary prospectus or final prospectus contained therein, any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such person in writing specifically for use in such registration statement or prospectus nor for amounts paid in settlement of any claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

7.2 In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to Section 2, Section 3 or Section 4 hereof, each seller of such Registrable Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each director or officer of the Company who signs the registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages, expenses or liabilities, to which the Company or such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Shares was registered under the Securities Act pursuant to Section 2, Section 3 or Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such director, officer and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such seller from the sale of Registrable Shares covered by such registration statement.

7.3 Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof. In case any such action shall be brought against any indemnified party, the indemnified party shall notify the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the other party or parties thereto or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the other party or parties thereto, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 7, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 7.

7.4 It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnification provided for in the first two paragraphs of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Registrable Shares, on the other, in connection with the statement or omissions which resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations including, without limitation, the failure to give any notice under the second paragraph of this Section 7. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the sellers of such Registrable Shares, on the other hand, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.5 The Company and the sellers of Registrable Shares agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if all of the sellers of Registrable Shares were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this and the immediately preceding paragraph, the sellers of such Registrable Shares shall not be required to contribute any amount in excess of the amount, if any, by which the net proceeds received by such sellers exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The indemnification of underwriters provided for in this Section 7 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters and the indemnification of the sellers of Registrable Shares in such underwriting shall, at the sellers’ request, be modified to conform to such terms and conditions.

7.6 The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.

7.7 To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

SECTION 8

ASSIGNMENT OF REGISTRATION RIGHTS

Except as set forth herein, the rights to cause the Company to register Registrable Securities pursuant to Section 2, Section 3 and Section 4 may be assigned (but only with all related obligations) by a Holder to (i) a transferee or assignee that holds no less than five percent (5%) in aggregate of then outstanding Registrable Securities after the transfer or assignment; or (ii) an Affiliate or partner of the Holder (without restrictions as to minimum shareholdings); provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that any such assignee shall first be required to execute a document in a form reasonably acceptable to the Company pursuant to which it agrees and undertakes to be bound by the provisions of this Agreement as though named herein as a Holder.

For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action hereunder.

SECTION 9

“MARKET STAND-OFF” AGREEMENT

Each Holder hereby agrees that, if and to the extent requested by the lead underwriter of securities of the Company in connection with a registration relating to a Qualified Public Offering (other than a registration on Form S-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4, Form F-4 or a related or successor form relating solely to a transaction under SEC Rule 145), such Holder will, subject to the following conditions, enter into a lock-up or standoff agreement in customary form (subject to the following conditions) under which such Holder agrees not to sell or otherwise transfer or dispose of any Registrable Securities or other shares of the Company owned by such Holder as of the date of such registration for up to one hundred eighty (180) days following the effective date of the related registration statement. The obligations of each Holder under this Section 9 are subject to the following conditions: (i) the lockup or standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an Underwritten Public Offering, but not to Registrable Securities actually sold pursuant to such registration statement; (ii) such Holder is reasonably satisfied that all directors, officers, and holders of one percent (1%) or more of any class of securities of the Company are bound by substantially identical restrictions; (iii) the lockup or standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the underwriter shall so notify each Holder and each Holder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release, prior to any other holder of the Company’s securities, including director, officer, or holder of one percent (1%) or more of any class of securities of the Company subject to such restrictions; and (iv) the lockup or standoff agreement by its terms permits transfers of Registrable Securities by any Holder to any Affiliate of such Holder during the restricted period, provided that such Affiliate executes a lock-up or standoff agreement substantively identical to that signed by the transferring Holder. The Company may impose a stop-transfer instruction with respect to Registrable Securities subject to any such lockup or standoff agreement but shall remove such instruction immediately upon expiration of the underlying restrictions.

SECTION 10

CHANGES IN ORDINARY SHARES

If, and as often as, there are any changes in the Ordinary Shares by way of share split, share dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted by this Agreement shall continue with respect to the Ordinary Shares as so changed.

SECTION 11

OTHER REGISTRATION RIGHTS

Except as provided in this Agreement, the Company will not grant to any person the right to request the Company to register any Ordinary Shares, or any securities convertible or exchangeable into or exercisable for Ordinary Shares, which are superior to or pari passu with the rights granted to the Preferred Shareholders hereunder, without the prior written consent of the holders of sixty percent (60%) of the Registrable Shares. The Company will not enter into any agreement inconsistent with the terms of this Agreement.

SECTION 12

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the other parties hereto as follows (which representations and warranties shall survive the execution and delivery of this Agreement):

12.1 The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Restated Articles, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries.

12.2 This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

SECTION 13

RULE 144 REPORTING

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration Statement on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

13.1 make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

13.2 file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

13.3 at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Shares, upon request (i) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as may be filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Registration Statement on Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

SECTION 14

MISCELLANEOUS

14.1 The rights of any holder of Registrable Shares under Section 2, Section 3, Section 4, Section 8 and Section 10 shall terminate and cease to apply to such holder (i) five (5) years after the Qualified Public Offering of the Company, or (ii) with respect to any Holder of registration rights, at such time as all Registrable Securities of such Holder may be sold in a period of three (3) months pursuant to Rule 144.

14.2 All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

14.3 All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by telefax, commercial express courier service or personal delivery:

(a)      if to the Company:

Address:     No. 8 Songgang Road, Changxing Street

  Cencun, Tianhe District, Guangzhou

  Guangdong 510640

  People’s Republic of China

email:         linsc@xiaopeng.com

Att:             General Counsel

(b)      if to Shareholders, at the Shareholders’ respective addresses set forth on Schedule A hereto.

or to such other address or addresses as shall have been furnished in writing to the other parties hereto. Each party hereto agrees, at all times, to provide the Company with an address for notices hereunder. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial express courier service; or if faxed, when transmission is confirmed by the sender’s fax machine.

14.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

14.5 This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede the prior agreements and all other prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be modified or amended except in writing by holders of not less than sixty percent (60%) of the outstanding Registrable Shares.

14.6 All shares held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any right under this Agreement.

14.7 If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

[Signature page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

3W Global Fund

By:	/s/ Weiwei WU
Name:	Weiwei WU
Title:	Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Aerospace Holding Company LLC

By:	/s/ BADR AL-OLAMA
Name: BADR AL-OLAMA
Title: EXECUTIVE DIRECTER

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Al Rayyan Holding LLC

By:	/s/ AHMAD AL-KHANJI
Name:	AHMAD AL-KHANJI
Title:	DIRECTOR & AUTHORISED SIGNATORY

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Ampere Partners Holding Limited

By:	/s/ Daniel Wetstein
Name: Daniel Wetstein
Title: Partner

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Anatole Partners GP Enhanced Ltd.,
General partner of Anatole Partners Enhanced Master
Fund, L.P.

By:	/s/ Gary Lee
Name: Gary Lee
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Anatole Partners GP Ltd.,
General partner of Anatole Partners Master Fund, L.P.

By:	/s/ Gary Lee
Name: Gary Lee
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

ASPEX MASTER FUND

By:	/s/ LI HOKEI
Name: LI HOKEI
Title: DIRECTOR

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Azure Kingfisher Limited

By:	/s/ GUARDSTAND NOMINEES
Name: GUARDSTAND NOMINEES (H.K.) LIMITED
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Bryan White

By:	/s/ Bryan White

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Celestial Dragon Holdings Limited

By:	[Authorized signature is affixed here]
Name:
Title:

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Cheung Shun Ching

/s/ Cheung Shun Ching

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

CK Investment Holdings Limited

By:	/s/ Cheng Chi Kong
Name: Cheng Chi Kong
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

CloudAlpha Master Fund

By:	/s/ Yang Jin
Name:	Yang Jin
Title:	Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Coatue PE Asia 33 LLC
By: Coatue Management, L.L.C., its investment manager

By:	/s/ Zachary Feingold
Name:	Zachary Feingold
Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Credit Suisse AG, Singapore Branch

By:	/s/ Paul Scott
Name:	Paul Scott
Title:	Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

CX TMT HOLDING IV LIMITED

By:	/s/ TANG, Miu Yee
Name: TANG, Miu Yee Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Dazzling Mount Holdings Limited

By:	[Authorized signature is affixed here]
Name:
Title:

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Duowan Entertainment Corp.

By:	/s/ Li, Xue Ling
Name: Li, Xue Ling
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Efficiency Investment Limited

By:	/s/ Heng Xia
Name: Heng Xia
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

EVOLUTION FUND I CO-INVESTMENT, L.P. a Cayman Islands exempted limited partnership By: MSVC GP Limited, a Cayman Islands exempted company, as its general partner

By:	/s/ Wai Shan WONG
Name: Wai Shan WONG Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

EVOLUTION SPECIAL OPPORTUNITY FUND I, L.P. a Cayman Islands exempted limited partnership By: MSVC GP Limited, a Cayman Islands exempted company, as its general partner

By:	/s/ Wai Shan WONG
Name: Wai Shan WONG
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Fast Pace Limited

By:	[Authorized signature is affixed here]
Name:
Title:

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

GGV (XPENG) LIMITED

By:	/s/ FOO JI-XUN
Name: FOO JI-XUN
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Golden Eagle (Asia) Investment Limited

By:	/s/ Koo Yuen Kim
Name: Koo Yuen Kim
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Grand Horizon Plus Investment Limited

By:	/s/ Wu Yongming
Name:	Wu Yongming
Title:	Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

GU Brian Hongdi

By:	/s/ GU Brian Hongdi
Name: GU Brian Hongdi

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Hel Ved Master Fund

By:	/s/ Yunmin CHAI
Name:	Yunmin CHAI
Title:	Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

HH XP (HK) Holdings Limited

By:	[Authorized signature is affixed here]
Name:
Title:

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

KTB AI Limited Partnership

By:	/s/ YEH Aieming Amy
Name: YEH Aieming Amy
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

KTB China Synergy Fund

By:	/s/ YEH Aieming Amy
Name: YEH Aieming Amy
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Like Minded Enterprise limited

By:	/s/ XIAO Bin
Name: XIAO Bin
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Luminous Ace Limited

By:	/s/ Cheng Chi Kong
Name: Cheng Chi Kong
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Luminous Time Limited

By:	[Authorized signature is affixed here]
Name:
Title:

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Magical Star Project Company Limited

By:	/s/ Cheng Yin Pan
Name: Cheng Yin Pan
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Markarian Investments Limited

By:	/s/ David Muir
Name: David Muir
Title: President

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

MATRIX PARTNERS CHINA IV HONG KONG LIMITED

By:	[Authorized signature is affixed here]

Name:
Title:

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

MORNINGSIDE SPECIAL IV HONG KONG LIMITED

By:	/s/ TANG, Miu Yee
Name: TANG, Miu Yee
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

MORNINGSIDE TMT HOLDING IV LIMITED

By:	/s/ TANG, Miu Yee
Name: TANG, Miu Yee
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

NEUMANN CAPITAL

By:	/s/ ZHANG FEI
Name: ZHANG FEI
Title: DIRECTOR

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Ningbo Dingpeng Equity Investment Partnership (Limited Partnership) (宁波鼎鹏股权投资合伙企业（有限合伙）)

By:	[Authorized signature is affixed here]
Name:
Title:

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

PACIFIC RAYS LIMITED

By:	/s/ Chi Sing Ho
Name: Chi Sing Ho
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Pine Summit International Limited

By:	/s/ VINCENT LETI GAO
Name: VINCENT LETI GAO
Title: DIRECTOR

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Proficient Development Project Company Limited

By:	/s/ Cheng Yin Pan
Name: Cheng Yin Pan
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

PV Xenon Investment II Limited

By:	/s/ Ena Leung
Name: Ena Leung
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Quack Holding Limited

By:	/s/ Hongdi Brian Gu
Name: Hongdi Brian Gu
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Quality Enterprises Limited

By:	/s/ Tao He
Name: Tao He
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Respect Holding Limited

By:	/s/ Xiaopeng He
Name: Xiaopeng He
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Robert S Bao

/s/ Robert S Bao

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

SCC Growth VI Holdco E, Ltd.

By:	/s/ Ip Siu Wai Eva
Name: Ip Siu Wai Eva
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Shanghai Cheyou Enterprise Management Partnership (Limited Partnership) (上海车优企业管理合伙企业（有限合伙）)

By:	/s/ Lin Xiaoqin
Name:Lin Xiaoqin
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Shanghai Guangyi Investment Management Center (Limited Partnership) (上海光易投资管理中心（有限合伙）)

By:	/s/ Yan Han
Name: Yan Han
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Shanghai Huiyu Enterprise Management Partnership (Limited Partnership) (上海汇豫企业管理合伙企业（有限合伙）)

By:	[Authorized signature is affixed here]
Name:
Title:

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫企业管理咨询合伙企业（有限合伙）)

By:	/s/ Chi Zhang
Name: Chi Zhang
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

SHANGHAI YUANXIN ENTERPRISE MANAGEMENT PARTNERSHIP (LIMITED PARTNERSHIP) (上海源莘企业管理合伙企业（有限合

By:	/s/ XU Bingdong
Name: XU Bingdong
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Shengyu Ventures Limited

By:	/s/ DAVID SU TUONG SING
Name: DAVID SU TUONG SING
Title:

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Shunwei Top Venture Limited

By:	[Authorized signature is affixed here]
Name:
Title:

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Simplicity Holding Limited

By:	/s/ Xiaopeng He
Name: Xiaopeng He
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Sino EV Limited

By:	/s/ Ip, Wing Kiu Wendy
Name: Ip, Wing Kiu Wendy
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Speed Up Holdings Limited

By:	[Authorized signature is affixed here]
Name:
Title:

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Summer Rocket Holdings Limited

By:	/s/ Zhang Birong
Name: Zhang Birong Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Tairen Alpha Fund Limited

By:	/s/ Christopher Jiang
Name: Christopher Jiang Title: Senior Vice President

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

TAOBAO CHINA HOLDING LIMITED

By:	/s/ Yi ZHANG
Name: Yi ZHANG
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Truly Magnetic Project Company Limited

By:	/s/ Cheng Yin Pan
Name: Cheng Yin Pan
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Xenon Investment Limited

By:	/s/ Ena Leung
Name: Ena Leung
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

XP Management Limited

By:	/s/ Huang Xin
Name: Huang Xin
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

XP MOTOR INVESTMENT LIMITED

By:	/s/ Kevin Yeung
Name:	Kevin Yeung
Title:	Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

XPD Holdings Limited

By:	[Authorized signature is affixed here]
Name:
Title:

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

XPeng Fortune Holdings Limited

By:	/s/ T Proteus Limited
Name: T Proteus Limited
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Yincheng Investment Limited

By:	/s/ Ena Leung
Name: Ena Leung
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Zhuhai Guangkong Zhongying Industrial Investment Fund Partnership (Limited Partnership) (珠海光控众盈产业投资基金合伙企业 （有限合伙）)

By:	[Authorized signature is affixed here]
Name:
Title:

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

ZWC XP INVESTMENTS LIMITED

By:	/s/ Cheung Wing Hon
Name:	Cheung Wing Hon
Title:	Director

SCHEDULE A

SCHEDULE OF SHAREHOLDERS

Shareholder	Address for Notice
3W Global Fund	Suite 507, ICBC Tower, 3 Garden Road, Central, Hong Kong

Aerospace Holding Company LLC

c/o Mubadala Investment Company PJSC

PO Box 45005

Al Mamoura Building A

Intersection of Muroor Road & 15th Street

Abu Dhabi, UAE

For the attention of: Chairman of Aerospace Holding Company

Telephone: +971 2 413 0000

Fax. No: +971 2 413 0102

With a copy email to legalunit@mubadala.ae

Al Rayyan Holding LLC	Al Rayyan Holding LLC Ooredoo Tower (Building 14) Al Dafna Street (Street 801) Al Dafna Doha Qatar

Ampere Partners Holding Limited	Suite 1501 Nexxus Building, 41 Connaught Road, Central, Hong Kong Email: daniel.wetstein@amperepartners.com

Anatole Partners Enhanced Master Fund, L.P.	Address: 17/F, Southland Building, 48 Connaught Road Central, Hong Kong Attention: Gary Lee Tel: +852 3508 5509 Email: ops@anatole-inv.com / glee@anatole-inv.com

Anatole Partners Master Fund, L.P.	Address: 17/F, Southland Building, 48 Connaught Road Central, Hong Kong Attention: Gary Lee Tel: +852 3508 5509 Email: ops@anatole-inv.com / glee@anatole-inv.com

Aspex Master Fund

Rooms 606-607, St. George’s Building, 2 Ice House Street, Hong Kong

Attention: Bonnie Fong

Tel: +852 3468-4139

Email: bonnie@aspexmanagement.com

With a required copy, which shall not constitute notice, to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

Hong Kong Club Building, 12th Floor,

3A Chater Road, Central, Hong Kong

Attention: Betty Yap

Email: byap@paulweiss.com

Facsimile: +852 3015-3823

Azure Kingfisher Limited	Building 46, Quanxi District Baishaquan M&A Block Laoshuguang Road, Xihu District Hangzhou, China Attention: Flora Wang Tel: +86-18258829977 Email: florahuaduo@gmail.com

Bryan White	Bryan White Sahsen Ventures 600 University Street, Suite 3247 Seattle, WA 98101 (206) 632-4700

Celestial Dragon Holdings Limited	Suite 2801, 28th Floor, Two Pacific Place, 88 Queensway, Admiralty, HK

Cheung Shun Ching	Address: 6 Moorsom road Jardine ‘s lookout Hong Kong Email: mikecheung22@gmail.com

CK Investment Holdings Limited	34/F, New World Tower 1 18 Queen’s Road Central, Hong Kong Attention: Li Suyu Email: suyuli@nwd.com.hk Telephone: 852-37266486

CloudAlpha Master Fund	9th Floor, Southland Building, 48 Connaught Road Central, Hong Kong

Coatue PE Asia 33 LLC

Attention: Zachary Feingold

Address: c/o Coatue Management, L.L.C.

9 West 57th Street, 25th Floor,

New York, NY 10019 USA

Email: compliance@coatue.com

With a copy which does not constitute a notice to:

Kirkland & Ellis

Attention: Gary Li

Address: 26th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road

Central, Hong Kong

Tel: +852 3761 3442

Fax: +852 3761 3301

Email: gary.li@kirkland.com

Credit Suisse AG, Singapore Branch

1 Changi Business Park Central 1, #01-101 0NE@Changi City,

Singapore 486036

Attention: Broker Ops / Project Commander team

Email: singapore.brokerops@credit-suisse.com /

desmond.chong@credit-suisse.com

Facsimile：+65 6212 4666/ +65 6212 2341

CX TMT Holding IV Limited	380 Wuyuan Road, Xuhui District Shanghai, PRC Attention: Junfang Li (李俊芳) Email: chenxi@morningsidevc.com Telephone: +86-021-64380260

Dazzling Mount Holdings Limited	Room B10, 13th Floor Ye Fa Industrial Building No.1 No.77 Kaiyuan Road Kwun Tong, Kowloon Hong Kong

Duowan Entertainment Corp.	Block B-1, Wanda Plaza Wanbo 2nd Road, Panyu District Guangzhou City, Guangdong, PRC

Efficiency Investment Limited	No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640, China Attention: XIA Heng Email: xiah@xiaopeng.com

Evolution Fund I Co-Investment, L.P.	Suite 905-6 on the 9th Floor of ICBC Tower Three Garden Road, Hong Kong Attention: Stephanie, TANG Email: USTMT_INV@morningsidevc.com Telephone: +852 2989 1120 Fax: +852 2989 1127

Evolution Special Opportunity Fund I, L.P.	Suite 905-6 on the 9th Floor of ICBC Tower Three Garden Road, Hong Kong Attention: Stephanie, TANG Email: USTMT_INV@morningsidevc.com Telephone: +852 2989 1120 Fax: +852 2989 1127

Fast Pace Limited	No. 33 Xi’erqi Middle Road, Haidian District Beijing, 100085, China Attention: ZHU Chengcai Email: zhuchengcai@xiaomi.com Telephone +86 18600826751

GGV (Xpeng) Limited

Unit 3501, IFC II, 8 Century Avenue

Shanghai 200120, PRC

Attention: Jixun Foo

Email:jfoo@ggvc.com; ykuang@ggvc.com; zzhao@ggvc.com

Facsimile : +86(21) 5403 5580

Telephone: +86(21) 6161 1720

With a copy to:

3000 Sand Hill Road, Building 4, Suite 230, Menlo Park

CA 94025, USA

Attention: Stephen Hyndman

Facsimile: +1 650 475 2151

Telephone: +1 650 475 2150

Golden Eagle (Asia) Investment Limited	Wanmei Mansion, Civil Science & Technology Park Dongming North Road, Shiqi District Zhongshan City, Guangdong, PRC

Grand Horizon Plus Investment Limited	No. 6 Fudi, Xixi wetland Hangzhou, China Attention: Allen Huang Tel: +86-13816362753

GU Brian Hongdi	GU Brian Hongdi House B10, Regalia Bay, 88 Wong Ma Kok Road, Stanley, Hong Kong, PRC

Hel Ved Master Fund	Hel Ved Capital Management Limited Suite 4120, Jardine House, 1 Connaught Place, Central, Hong Kong Attention: Annie Lai Tel: +852 3611 2987 Mobile: +852 9101 2227 Email: annie@helvedcapital.com

HH XP (HK) Holdings Limited

28/F, Tower B, Ping An International Finance Centre

3 Xinyuan South Road, Chaoyang District

Beijing, 100027, PRC

Attention: Liming Huang

Email: lmhuang@hillhousecap.com;

Carbon Copy: legal@hillhousecap.com

Telephone: +86(10)-59520888

KTB AI Limited Partnership	C/O, Room 2806, L’Avenue, No.99 Xianxia Road Changning District, Shanghai, China Attention: YEH Aieming Amy Email: ayeh@ktbchina.com Telephone: +86-21-6067-1778*168

KTB China Synergy Fund	C/O, Room 2806, L’Avenue, No.99 Xianxia Road Changning District, Shanghai, China Attention: YEH Aieming Amy Email: ayeh@ktbchina.com Telephone: +86-21-6067-1778*168

Like Minded Enterprise limited	No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640, China Attention: XIAO Bin Email: xiaob@xiaopeng.com

Luminous Ace Limited	34/F, New World Tower 1 18 Queen’s Road Central, Hong Kong Attention: Li Suyu Email: suyuli@nwd.com.hk Telephone: 852-37266486

Luminous Time Limited	Yongmin Hu 39E, The Manhattan, 33 Tai Tam Road, Hong Kong email: terryhu@yahoo.com phone: 852-98821129

Magical Star Project Company Limited	Room 1111, New World Tower 1 18 Queen’s Road Central, Central, Hong Kong Attention: Cheng Yin Pan (郑彦斌) / Zhengxuan Shi(施正炫) Email: benypcheng@nwd.com.hk; simonshi@nwd.com.hk Telephone: 852-37266483

Markarian Investments Limited	c/o Tulloch & Co., 4 Hill Street London W1J 5NE, UK Attention: Alastair Tulloch Email: atulloch@atulloch.com; bhancock@dstgservices.com Telephone: +44 20 7318 1180

Matrix Partners China IV Hong Kong Limited	Flat 2807, 28/F, AIA Central No.1 Connaught Road, Central, Hong Kong Attention: Harry Man Email: harry.man@matrixpartners.com.cn; notice@matrixpartners.com.cn Telephone: +852 3651 6220

Morningside Special IV Hong Kong Limited	Suite 905-6 on the 9th Floor of ICBC Tower Three Garden Road, Hong Kong Attention: Stephanie, TANG Email: USTMT_INV@morningsidevc.com Telephone: +852 2989 1120 Fax: +852 2989 1127

Morningside TMT Holding IV Limited	Suite 905-6 on the 9th Floor of ICBC Tower Three Garden Road, Hong Kong Attention: Stephanie, TANG Email: USTMT_INV@morningsidevc.com Telephone: +852 2989 1120 Fax: +852 2989 1127

Neumann Capital

Address: 802 West Bay Road, P.O. Box 31119, Grand Cayman,

KY1-1205, Cayman Islands

c/o Unit 905-6 ICBC Tower, 3 Garden Road, Central, Hong Kong

Tel: +852 39564336

Email: fz@neumannadvisors.com / cl@neumannadvisors.com

Attention: Fisher Zhang / Catherine Leung

Ningbo Dingpeng Equity Investment Partnership (Limited Partnership) (宁波鼎鹏股权投资合伙企业（有限合伙）)	7C East Hope Plaza, No. 1777 Century Avenue, Pudong Shanghai 200122, PRC Attention: Sha Li Email: sha.li@ebvc.com.cn Telephone: +86(21) 6165 2668

Pacific Rays Limited	Address: 6/Fl., Tower A, COFCO Plaza, 8 Jianguomennei Dajie, Dongcheng District, Beijing, 100005, PRC Attention: Mr. Weiyi Zhang Email: weiyi_zhang@idgcapital.com Telephone: (86-10) 8590 1920

Pine Summit International Limited	Room 15, Level 9, Core C Cyberport Three 100 Cyberport Road Hong Kong

Proficient Development Project Company Limited	Room 1111, New World Tower 1 18 Queen’s Road Central, Central, Hong Kong Attention: Cheng Yin Pan (郑彦斌) / Zhengxuan Shi(施正炫) Email: benypcheng@nwd.com.hk; simonshi@nwd.com.hk Telephone: 852-37266483

PV Xenon Investment II Limited

48/F, China World Tower A

1 Jian Guo Men Wai Avenue, Beijing, China

Attention: Jimmy Guo/Ena Leung

Tel: (010) 85598918 / (852) 3767-5000

Email: Jimmy.Guo@primavera-capital.com /

ena.leung@primvera-capital.com

Quack Holding Limited	No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640, China Attention: GU Brian Hongdi Email: briangu@xiaopeng.com

Quality Enterprises Limited	No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640, China Attention: HE Tao Email: het@xiaopeng.com

Respect Holding Limited	No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640, China Attention: HE Xiaopeng Email: hexp@xiaopeng.com

Robert S Bao	No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640, China Email: robertsbao@xiaopeng.com Telephone: +852-92208832

SCC Growth VI Holdco E, Ltd.

Maples Corporate Services Limited, PO Box 309, Ugland

House, Grand Cayman, KY1-1104, Cayman Islands c/o Suite

3613, Two Pacific Place, 88 Queensway, Hong Kong

Tel:     +852 2501 8989

Fax:    +852 2501 5249

Attention: Ip Siu Wai Eva

Email: eip@sequoiacap.com

Shanghai Cheyou Enterprise Management Partnership (Limited Partnership) (上海车优企业管理合伙企业（有限合伙）)	Room 2204, Building A1, Central Park Plaza No. 10 Park South Road, Chaoyang District Beijing 100026, PRC Attention: Charles Lin Email: charles.lin@centurium.com

Shanghai Guangyi Investment Management Center (Limited Partnership) (上海光易投资管理中心（有限合伙）)	Room 2105, 21st Floor, Xinmao Building 233 Taicang Road, Huangpu District Shanghai, 200021, China Attention: Yan Han (韩彦) Email: herryhan@lightspeedcp.com Telephone: +86(21)-53866500

Shanghai Huiyu Enterprise Management Partnership (Limited Partnership) (上海汇豫企业管理合伙企业（有限合伙）)	809-810, Kailin Center, Jinshui District Zhengzhou, Henan, 450000, PRC Attention: Xiangguang Zhang (张向光) Email: zhangxg@cicchuirong.com Telephone: +86 15120006670

Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫企业管理咨询合伙企业（有限合伙）)	2/F, Building 10, 15 Xinxing East Lane Xicheng District, Beijing, 100032, PRC Attention: Chi Zhang (张弛) Email: zhangchi@xindingcapital.com Telephone: +86 18611716227

Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership) (上海源莘企业管理合伙企业（有限合伙）)

3000 Sand Hill Road, Building 4, Suite 230

Menlo Park,CA 94025, U.S.A.

Attention: Stephen Hyndman

Email: shyndman@ggvc.com

Telephone: +1 650 475 2150

With a copy to:

Unit 3501, IFC II, 8 Century Avenue

Pudong New District, Shanghai, PRC

Attention: FOO JI-XUN

Email:jfoo@ggvc.com

Telephone: +86(21) 6161 1720

Shengyu Ventures Limited	9 Farrer Drive #03-02, Sommerville Grandeur, Singapore 259279 Email: davidsu@gmail.com; grace.wang@matrixpartners.com.cn

Shunwei Top Venture Limited

Vistra Corporate Services Center, Wickhams Cay II, Road

Town, Tortola, VG 1110, British Virgin Islands

Attention: Mr. Tuck Lye Koh (许达来)

Email: tlkoh@shunwei.com; legal@shunwei.com;

finance@shunwei.com

With a copy to:

Address: Unit 1309A, 13/F, Cable TV Tower, No. 9 Hoi Shing

Road, Tsuen Wan, N.T., Hong Kong

Attention: Mr. Tuck Lye Koh (许达来)

Telephone: +852 24050088

Fax: +852 24050003

Simplicity Holding Limited	No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640, China Attention: HE Xiaopeng Email: hexp@xiaopeng.com

Sino EV Limited	21/F., Central 88, 88 Des Voeux Road Central, Hong Kong Attention: Ip, Wing Kiu Wendy Email: loveorigin@gmail.com Telephone: +852-3468-6928

Speed Up Holdings Limited	Suite 604, FFC 5 Dongsanhuanzhong Road Beijing 100020, PRC Attention: General Counsel Email: legal-finance@kinzoncap.com Mobile: +86 18500067002

Summer Rocket Holdings Limited	Suite 708, 7th Floor, Chater House, 8 Connaught Road Central, Hong Kong

Tairen Alpha Fund Limited	Address: 26/F, 8 Queen’s Road Central, Hong Kong Tel: +852-28155887 Fax: +852-28155087 Email: compliance@tairencapital.com Attention: Christopher Jiang

Taobao China Holding Limited	c/o Alibaba Group Services Limited 26th Floor, Tower One Times Square, 1 Matheson Street Causeway Bay, Hong Kong S.A.R. Attention: General Counsel Email: legalnotice@list.alibaba-inc.com

Truly Magnetic Project Company Limited	Room 1111, New World Tower 1 18 Queen’s Road Central, Central, Hong Kong Attention: Cheng Yin Pan (郑彦斌) / Zhengxuan Shi (施正炫) Email: benypcheng@nwd.com.hk; simonshi@nwd.com.hk Telephone: 852-37266483

Xenon Investment Limited

48/F, China World Tower A

1 Jian Guo Men Wai Avenue, Beijing, China

Attention: Jimmy Guo/Ena Leung

Tel: (010) 85598918 / (852) 3767-5000

Email: Jimmy.Guo@primavera-capital.com /

ena.leung@primvera-capital.com

XP Management Limited

Room 3501, 35th Floor, Jiahua Center

1010 Huaihai Zhong Road, Shanghai, 200031

Attention: Yikai Zhu (朱艺恺); Huaijin Dong (董怀谨)

Email: allan.zhu@yfc.cn (Yikai Zhu); andrea.dong@yfc.cn

(Huaijin Dong)

Telephone: +8621-3127 0909

XP Motor Investment Limited	Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands

XPD Holdings Limited	Building 101, Jia No. 10 Jiuxianqiao North Road Chaoyang District, Beijing 100015, PRC Attention: Dai Keying Email: sara@tupo.com Telephone: +86-18601199178

XPeng Fortune Holdings Limited	Trident Trust Company (HK) Limited 14/F Golden Centre 188 Des Voeux Road Central Hong Kong Attention: Yan Wensheng Telephone: +852 3760 3905

Yincheng Investment Limited

48/F, China World Tower A

1 Jian Guo Men Wai Avenue, Beijing, China

Attention: Jimmy Guo/Ena Leung

Tel: (010) 85598918 / (852) 3767-5000

Email: Jimmy.Guo@primavera-capital.com /

ena.leung@primvera-capital.com

Zhuhai Guangkong Zhongying Industrial Investment Fund Partnership (Limited Partnership) (珠海光控众盈产业投资基金合伙企业（有限合伙）)

Room 908, Qihao Beijing West Tower

No. 8 Xinyuan South Road, Chaoyang District

Beijing, 100027, PRC

Attention: Zeying Wang (王泽滢)

Email: zeying.wang@ebfcapital.com

Telephone: +86(10) 65025277-616; +86 13811321933

ZWC XP Investments Limited	15/F, St. John Building, 33 Garden Road, Hong Kong Tel: +852-35202959